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                                                                    Exhibit 11.1


                    FIELDWORKS, INCORPORATED AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS



                                                  FOR THE THREE MONTHS ENDED
                                                  --------------------------
                                                   APRIL 5,        APRIL 6,
                                                     1998            1997
                                                  -----------    -----------
BASIC AND DILUTED
   Net loss ...................................   $  (756,181)   $  (697,926)
                                                  ===========    ===========

   Weighted average common shares outstanding .     8,765,615      6,411,270
   Effect of conversion of preferred shares (1)          --          469,146
                                                  -----------    -----------
                                                    8,765,615      6,880,416
                                                  ===========    ===========

NET LOSS PER COMMON SHARE .....................   $      (.09)   $      (.10)
                                                  ===========    ===========


(1) Gives effect to preferred shares which converted to common shares concurrent with the company's initial public offering.